Exhibit 99.1

red violet Announces First Quarter 2022 Financial Results

Record Revenue of $12.7 Million Fuels Record Gross Profit and Positive EPS

Announces $5.0 Million Share Repurchase Program

BOCA RATON, Fla. – May 4, 2022 – Red Violet, Inc. (NASDAQ: RDVT), a leading analytics and information solutions provider, today announced financial results for the quarter ended March 31, 2022.

“We delivered a strong start to the year, with record revenue of $12.7 million, net income of $0.1 million and adjusted EBITDA of $3.2 million,” stated Derek Dubner, red violet’s CEO. “As digital transactions expand exponentially, organizations require insight, speed and scalability in clearing transactions and capturing fraud. As our record results demonstrate, customers are increasingly leveraging and adopting our cloud-native technology platform and customer-centric solutions. We continue to reinvest our strong free cash flow to bolster our key competitive advantages and solidify our go-to status in Identity intelligence. We are well positioned for an exciting 2022.”

First Quarter Financial Results

For the three months ended March 31, 2022 as compared to the three months ended March 31, 2021:

•
Total revenue increased 25% to $12.7 million. Platform revenue increased 24% to $12.2 million. Services revenue increased 27% to $0.5 million.
•
Gross profit increased 29% to $8.1 million. Gross margin increased to 64% from 61%.
•
Adjusted gross profit increased 28% to $9.6 million. Adjusted gross margin increased to 75% from 73%.
•
Net income was $0.1 million compared to a loss of $0.6 million.
•
Adjusted EBITDA increased 12% to $3.2 million.
•
Cash from operating activities increased 97% to $2.4 million.
•
Cash and cash equivalents were $34.8 million as of March 31, 2022.

First Quarter and Recent Business Highlights

•
Added 27 team members, including 18 members to our technology team, expanding our capabilities, depth and efficiency to drive product suite expansion.
•
Added 44 customers to IDI™ during the first quarter, ending the quarter with 6,592 customers.
•
Added 9,071 users to FOREWARN® during the first quarter, ending the quarter with 91,490 users. Over 200 REALTOR® Associations throughout the U.S. are now contracted to use FOREWARN.
•
Released idiCORE™ Mobile, an app-based solution providing customers with the power of IDI’s next-generation data fusion platform for investigative, due-diligence, and fraud prevention needs, all in the palm of their hands.

Share Repurchase Program

On May 2, 2022, the Board of Directors authorized a share repurchase program of up to $5.0 million. The Company may purchase shares on a discretionary basis from time to time through open market purchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans. The timing and amount of any transactions will be subject to the discretion of the Company based upon prevailing market conditions and other opportunities that the Company may have for the use or investment of its cash balances. The repurchase program has no expiration date, does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net income (loss), the most directly comparable financial measure based on US GAAP, excluding interest (income) expense, net, income tax expense, depreciation and amortization, share-based compensation expense, litigation costs and write-off of long-lived assets and others. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

Conference Call

In conjunction with this release, red violet will host a conference call and webcast today at 4:30pm ET to discuss its quarterly results and provide a business update. To listen to the call, please dial (877) 665-6635 for domestic callers or (602) 563-8608 for international callers, using the passcode 8024257. To access the live audio webcast, visit the Investors section of the red violet website at www.redviolet.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following the completion of the conference call, a replay will be available for approximately one week by dialing (855) 859-2056 or (404) 537-3406 with the replay passcode 8024257. An archived webcast of the conference call will be available on the Investors section of the red violet website at www.redviolet.com.

About red violet®

At red violet, we build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets and their interrelationships. These solutions are used for purposes including risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our intelligent platform, CORE™, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. Our solutions are used today to enable frictionless commerce, to ensure safety, and to reduce fraud and the concomitant expense borne by society. For more information, please visit www.redviolet.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether we are well positioned for an exciting 2022. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet's Form 10-K for the year ended December 31, 2021 filed on March 9, 2022, as may be supplemented or amended by the Company's other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

RED VIOLET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	March 31, 2022	December 31, 2021
ASSETS:
Current assets:
Cash and cash equivalents	$34,775	$34,258
Accounts receivable, net of allowance for doubtful accounts of $22 and $28 as of March 31, 2022 and December 31, 2021, respectively	4,561	3,736
Prepaid expenses and other current assets	1,081	599
Total current assets	40,417	38,593
Property and equipment, net	625	577
Intangible assets, net	28,804	28,181
Goodwill	5,227	5,227
Right-of-use assets	1,529	1,661
Other noncurrent assets	137	137
Total assets	$76,739	$74,376
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$2,233	$1,605
Accrued expenses and other current liabilities	442	395
Current portion of operating lease liabilities	636	617
Deferred revenue	713	841
Total current liabilities	4,024	3,458
Noncurrent operating lease liabilities	1,124	1,291
Deferred tax liabilities	373	198
Total liabilities	5,521	4,947
Shareholders' equity:
Preferred stock—$0.001 par value, 10,000,000 shares authorized, and 0 shares issued and outstanding, as of March 31, 2022 and December 31, 2021	-	-
Common stock—$0.001 par value, 200,000,000 shares authorized, 13,523,067 and 13,488,540 shares issued and outstanding, as of March 31, 2022 and December 31, 2021	14	13
Additional paid-in capital	93,115	91,434
Accumulated deficit	(21,911)	(22,018)
Total shareholders' equity	71,218	69,429
Total liabilities and shareholders' equity	$76,739	$74,376

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$12,729	$10,217
Costs and expenses(1):
Cost of revenue (exclusive of depreciation and amortization)	3,170	2,761
Sales and marketing expenses	2,391	2,221
General and administrative expenses	5,353	4,550
Depreciation and amortization	1,534	1,258
Total costs and expenses	12,448	10,790
Income (loss) from operations	281	(573)
Interest income (expense), net	1	(5)
Income (loss) before income taxes	282	(578)
Income tax expense	175	-
Net income (loss)	$107	$(578)
Earnings (loss) per share:
Basic	$0.01	$(0.05)
Diluted	$0.01	$(0.05)
Weighted average number of shares outstanding:
Basic	13,543,607	12,207,193
Diluted	14,047,635	12,207,193

(1) Share-based compensation expense in each category:
Sales and marketing expenses	$47	$156
General and administrative expenses	1,340	1,890
Total	$1,387	$2,046

RED VIOLET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$107	$(578)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,534	1,258
Share-based compensation expense	1,387	2,046
Write-off of long-lived assets	3	19
Provision for bad debts	37	59
Noncash lease expenses	132	121
Interest expense	-	5
Deferred income tax expense	175	-
Changes in assets and liabilities:
Accounts receivable	(862)	(440)
Prepaid expenses and other current assets	(482)	(392)
Other noncurrent assets	-	2
Accounts payable	628	(101)
Accrued expenses and other current liabilities	47	(583)
Deferred revenue	(128)	(51)
Operating lease liabilities	(148)	(133)
Net cash provided by operating activities	2,430	1,232
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(113)	(46)
Capitalized costs included in intangible assets	(1,794)	(1,247)
Net cash used in investing activities	(1,907)	(1,293)
CASH FLOWS FROM FINANCING ACTIVITIES:
Taxes paid related to net share settlement of vesting of restricted stock units	(6)	-
Net cash used in financing activities	(6)	-
Net increase (decrease) in cash and cash equivalents	$517	$(61)
Cash and cash equivalents at beginning of period	34,258	12,957
Cash and cash equivalents at end of period	$34,775	$12,896
SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Share-based compensation capitalized in intangible assets	$301	$351
Retirement of treasury stock	$6	$-

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including non-GAAP metrics of adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit and adjusted gross margin. Adjusted EBITDA is a financial measure equal to net income (loss), the most directly comparable financial measure based on GAAP, excluding interest (income) expense, net, income tax expense, depreciation and amortization, share-based compensation expense, litigation costs and write-off of long-lived assets and others, as noted in the tables below. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as revenue less cost of revenue (exclusive of depreciation and amortization), and adjusted gross margin as adjusted gross profit as a percentage of revenue.

	Three Months Ended March 31,
(In thousands)	2022	2021
Net income (loss)	$107	$(578)
Interest (income) expense, net	(1)	5
Income tax expense	175	-
Depreciation and amortization	1,534	1,258
Share-based compensation expense	1,387	2,046
Litigation costs	15	120
Write-off of long-lived assets and others	3	20
Adjusted EBITDA	$3,220	$2,871
Revenue	$12,729	$10,217

Net income (loss) margin	1%	(6%)
Adjusted EBITDA margin	25%	28%

The following is a reconciliation of gross profit, the most directly comparable GAAP financial measure, to adjusted gross profit:

	Three Months Ended March 31,
(In thousands)	2022	2021
Revenue	$12,729	$10,217
Cost of revenue (exclusive of depreciation and amortization)	(3,170)	(2,761)
Depreciation and amortization of intangible assets	(1,472)	(1,203)
Gross profit	8,087	6,253
Depreciation and amortization of intangible assets	1,472	1,203
Adjusted gross profit	$9,559	$7,456

Gross margin	64%	61%
Adjusted gross margin	75%	73%

In order to assist readers of our condensed consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, we present non-GAAP measures of adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit and adjusted gross margin as supplemental measures of our operating performance. We believe they provide useful information to our investors as they eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use them as an integral part of our internal reporting to measure the performance and operating strength of our business.

We believe adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit and adjusted gross margin are relevant and provide useful information frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and are indicators of the operational strength of our business. We believe adjusted EBITDA eliminates the uneven effect of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and the impact of other non-recurring items, providing useful comparisons versus prior periods or forecasts. Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of revenue. Our adjusted gross profit is a measure used by management in evaluating the business’ current operating performance by excluding the impact of prior historical costs of assets that are expensed systematically and allocated over the estimated useful lives of the assets, which may not be indicative of the current operating activity. Our adjusted gross profit is calculated by using revenue, less cost of revenue (exclusive of depreciation and amortization). We believe adjusted gross profit provides useful information to our investors by eliminating the impact of non-cash depreciation and amortization, and specifically the amortization of software developed for internal use, providing a baseline of our core operating results that allow for analyzing trends in our underlying business consistently over multiple periods. Adjusted gross margin is calculated as adjusted gross profit as a percentage of revenue.

Adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit and adjusted gross margin are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, financial measures presented in accordance with GAAP. The way we measure adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit and adjusted gross margin may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

SUPPLEMENTAL METRICS

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. These supplemental metrics are not necessarily derived from any underlying financial statement amounts. We believe these supplemental metrics help investors understand trends within our business and evaluate the performance of such trends quickly and effectively. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.

We intend to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or changes, and such changes could be material.

	(Unaudited)
(Dollars in thousands)	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22
Customer metrics
IDI - billable customers(1)	5,375	5,758	5,726	5,902	6,141	6,314	6,548	6,592
FOREWARN - users(2)	40,857	44,927	48,377	58,831	67,578	74,377	82,419	91,490
Revenue metrics
Contractual revenue %(3)	79%	68%	77%	80%	81%	80%	79%	77%
Revenue attrition %(4)	11%	10%	11%	7%	6%	5%	4%	3%
Revenue from new customers(5)	$916	$726	$877	$967	$929	$876	$920	$1,014
Base revenue from existing customers(6)	$5,047	$5,797	$6,678	$7,351	$8,354	$9,187	$9,114	$9,721
Growth revenue from existing customers(7)	$1,093	$2,744	$1,408	$1,899	$1,596	$1,605	$1,224	$1,994
Platform financial metrics
Platform revenue(8)	$6,856	$8,968	$8,603	$9,813	$10,588	$11,296	$10,787	$12,217
Cost of revenue (exclusive of depreciation and amortization)	$2,428	$2,489	$2,448	$2,488	$2,529	$2,525	$2,606	$2,822
Adjusted gross margin	65%	72%	72%	75%	76%	78%	76%	77%
Services financial metrics
Services revenue(9)	$200	$299	$360	$404	$291	$372	$471	$512
Cost of revenue (exclusive of depreciation and amortization)	$159	$214	$246	$273	$191	$262	$320	$348
Adjusted gross margin	21%	28%	32%	32%	34%	30%	32%	32%
Other metrics
Employees - sales and marketing	53	52	53	56	57	49	54	59
Employees - support	8	9	9	9	9	10	10	10
Employees - infrastructure	12	12	14	15	16	16	18	23
Employees - engineering	27	27	32	31	33	35	37	50
Employees - administration	14	15	18	16	19	20	22	26

(1) We define a billable customer of IDI as a single entity that generated revenue in the last three months of the period. Billable customers are typically corporate organizations. In most cases, corporate organizations will have multiple users and/or departments purchasing our solutions, however, we count the entire organization as a discrete customer.

(2) We define a user of FOREWARN as a unique person that has a subscription to use the FOREWARN service as of the last day of the period. A unique person can only have one user account.

(3) Contractual revenue % represents revenue generated from customers pursuant to pricing contracts containing a monthly fee and any additional overage divided by total revenue. Pricing contracts are generally annual contracts or longer, with auto renewal.

(4) Revenue attrition is defined as the revenue lost as a result of customer attrition, net of reinstated customer revenue, and it excludes expansion revenue. Revenue is measured once a customer has generated revenue for six consecutive months. Revenue is considered lost when all revenue from a customer ceases for three consecutive months; revenue generated by a customer after the three-month loss period is defined as reinstated revenue. Revenue attrition percentage is calculated on a trailing twelve-month basis, the numerator of which is the revenue lost during the period due to attrition, net of reinstated revenue, and the denominator of which is total revenue based on an average of total revenue at the beginning of each month during the period. Prior to Q1’22, FOREWARN revenue was excluded from our revenue attrition calculation.

(5) Revenue from new customers represents the total monthly revenue generated from new customers in a given period. A customer is defined as a new customer during the first six months of revenue generation.

(6) Base revenue from existing customers represents the total monthly revenue generated from existing customers in a given period that does not exceed the customers' trailing six-month average revenue. A customer is defined as an existing customer six months after their initial month of revenue.

(7) Growth revenue from existing customers represents the total monthly revenue generated from existing customers in a given period in excess of the customers' trailing six-month average revenue.

(8) Platform revenue consists of both contractual and transactional revenue generated from our technology platform, CORE. It includes all revenue generated through our IDI and FOREWARN solutions. The cost of revenue, which consists primarily of data acquisition costs, remains relatively fixed irrespective of revenue generation.

(9) Services revenue consists of transactional revenue generated from our idiVERIFIED service. The cost of revenue, which consists primarily of third-party servicer costs, is variable.

Investor Relations Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com